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EXHIBIT 10.1

                               TERM LOAN AGREEMENT
                               -------------------

     THIS TERM LOAN AGREEMENT is made this 29th day of April, 2003, by and between International Dispensing Corporation, a Delaware corporation with its principal place of business at 1111 Benfield Boulevard, Suite 230, Millersville, Maryland 21108 (the "Borrower") and the lenders identified on the attached Exhibit A (collectively referred to herein as the "Lender").

                                   BACKGROUND

     On March 28, 2003, Gregory Abbott, one of the Lenders, extended a secured demand loan to the Borrower in the principal amount of $150,000 (the "Abbott Loan"). The Abbott Loan enabled the Borrower to fund expenses to continue operations and also fund the expenses necessary for the Borrower to file its Form 10-KSB with the Securities and Exchange Commission and pay off an existing bank loan. The Borrower has exhausted all of the proceeds from the Abbott Loan and is in severe financial distress. Unless the Borrower obtains necessary funds to pay past due payables and payroll, the Borrower will be forced to cease operations within several days.

     The Lenders have agreed to extend to the Borrower the aggregate principal amount of Six Hundred Fifty Thousand Dollars and 00/100 Dollars ($650,000) (the "Loan"), pursuant to the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the premises and mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. SECURED TERM LOAN. The Lender agrees under the terms and provisions of this Agreement to extend a term loan to the Borrower in the principal amount of Six Hundred Fifty Thousand Dollars and 00/100 Dollars ($650,000). At the Closing, the Loan shall be disbursed as set forth on Exhibit B. The net proceeds of the Term Loan disbursed to the Borrower shall be used solely for the purposes set forth on the attached Exhibit C. The Loan shall be evidenced by Secured Term Promissory Note (collectively, the "Note"). The Note shall be secured by a Security Agreement and Collateral Assignment of Patents and Trademarks and Security Agreement (the "Assignment") (the Note, this Agreement, the Security Agreement and the Assignment are sometimes referred to herein as the "Loan Documents").

2. MATURITY OF NOTE. All principal and interest under the Note shall be due and payable on or before June 15, 2003; provided however, that in the event the Borrower is in compliance with the covenants set forth herein (including without limitation the financial covenants set forth in Section 4(c) of this Agreement) and there has not otherwise been an event of default under any of the Loan Documents, then the maturity date shall be extended up to an additional seven
(7) one-month periods (i.e. if there has been no event of default on the 15th day of a month, then the maturity date shall be extended until the 15th day of the following month). Notwithstanding the foregoing, in no event shall the maturity date be extended beyond Januaury 15, 2004.

3.   REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that
(a) it is a Delaware corporation duly organized, validly existing and in good standing, (b) it has the power and authority to own its properties and to carry on its business as now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary, (c) it has the power and authority to execute, deliver and perform the Loan Documents, (d) the execution, delivery and performance of the Loan Documents have been duly authorized by all requisite action taken by the Borrower; and (e) the execution, delivery and performance of the Loan Documents will not violate any organizational documents of the Borrower. The execution, delivery and performance of the Loan Documents will not violate any provision of law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which it is a party, or by which it is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or

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assets of the Borrowers (other than in favor of the Lender) or the acceleration of any of Borrowers outstanding indebtedness

4.   The Borrower covenants and agrees that it will:

     (a) FORM 15. The Borrower shall file with the Securities and Exchange Commission on or before May 30, 2003 a Form 15 under the Securities Exchange Act of 1934 ("Exchange Act") to terminate its duty to file reports under Section 13 and 15(d) of the Exchange Act.

     (b) LEGAL EXISTENCE; INSURANCE; ETC. The Borrower shall keep in full force and effect its legal existence, rights, licenses, permits and franchises and operate its business as conducted prior to the date hereof; maintain all property used in the conduct of its business and keep the same in good repair, working order and condition; and maintain adequate insurance on its properties against fire, theft, and extended coverage risks and against public liability, property damage, products liability, business interruption and such other risks as may be required by law or as may be reasonably required by the Lender, in such form, for such periods, and written by such companies as may be satisfactory to the Lender, such insurance to name the Lender as additional insured and/or mortgagee/loss payee. All policies of insurance shall provide for at least twenty (20) days' written notice to the Lender, prior to cancellation or change in the coverage, scope or amount of any such policies. The Borrower shall furnish the Lender with certificates of compliance with the foregoing insurance provision.

     (c) FINANCIAL MATTERS. The Borrower shall promptly provide the Lender with any and all financial information requested, including without limitation, balance sheets and the related statements of income and retained earnings and of cash flow. The Borrower shall comply with in all respects the budget and projection set forth on the attached Exhibit D. Without limiting the foregoing, the Borrower shall (i) meet or exceed the "total revenue", "gross profit" and "ending cash balance before CAPEX"figures and (ii) not exceed the "total operating expense" figures, all as set forth on Exhibit D. The Borrower shall maintain a standard system of accounting in accordance with generally accepted accounting principles.

     (d) INDEBTEDNESS. The Borrower shall not incur or permit to exist any indebtedness or liability nor create, assume or suffer to exist any mortgage, security interest, or lien on any of its assets, now or hereafter owned, other than liens securing indebtedness to the Lender.

     (e) COMPLIANCE CERTIFICATE. On the 10th day of each month, the Borrower shall deliver a compliance certificate to the Lender executed by the Borrower's Chief Executive Officer and Chief Financial Officer certifying that the Borrower is not in default of any of its representations, warranties, covenants and agreements under the Loan Documents. Such certificate shall be in such form and contain such financial information as reasonably required by the Lender and its counsel.

5. EVENTS OF DEFAULT. The happening of any of the following events or conditions with respect to the Borrowers, individually and collectively, shall constitute an "Event of Default" (i) any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the Loans shall prove to be false or misleading in any material respect; or (ii) any breach or default or any event of default in the due observance or performance of any covenant, condition or agreement contained in this Agreement, the Note, any of the other Loan Documents, or in any other agreement or document evidencing or pertaining to Obligations (as that term is defined in the "Security Agreement").

6. ACCELERATION; TERMINATION OF COMMITMENT. If an Event of Default occurs, the Lender, at its option, may declare the entire outstanding balance of principal, interest and fees under this Agreement, the Note and all other Obligations of Borrower to Lender be immediately due and payable.

7. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive any making by the Lender of the Loan and the execution and delivery of any Loan Documents and shall continue in full force and effect until this Agreement is terminated and all the Obligations are paid in full.

8. LEGAL FEES AND EXPENSES; ADDITIONAL FEES AND CHARGES. The Borrower agrees to pay or reimburse the Lender on demand for all reasonable fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' fees and legal expenses incurred by the Lender in connection with the preparation of this Agreement and all other Loan Documents, the consummation of the transaction evidenced hereby, all efforts to collect the Obligations. All of the foregoing shall be deemed Obligations and, until paid in full, shall bear interest at the applicable rate per annum of set forth in the Note.

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9.   CHOICE OF LAW. This Agreement and all the other Loan Documents shall be construed in accordance with and governed by the local laws (excluding the conflict of laws rules, so-called) of the State of New York.

10. SEVERABILITY. The provisions of this Agreement are severable. Any provision of this Agreement which is prohibited or unenforceable will be ineffective to the extent of such prohibition or unenforceability without invalidating or modifying the remaining provisions of this Agreement. Any such prohibited or unenforceable provision will be reformed to the extent necessary to make it enforceable in a manner carrying out the intention of the parties as nearly as is possible.

11. REMEDIES CUMULATIVE; SETOFF. The remedies which are set forth in this Agreement and in the other Loan Documents or which are otherwise available to any party under applicable law are not exclusive, and any party will be entitled cumulatively to exercise any remedies for breach of this Agreement available under applicable law and the election of one remedy will not be deemed to exclude other remedies. The Lender shall have the right of setoff.

12. ASSIGNMENTS AND PARTICIPATIONS. This Agreement shall not be assigned by the Borrower. The Borrower agrees that the Lender shall have the right at all times to sell all or any portion of the Loan and all Loan Documents, and to grant one or more participations in the Loan and in all Loan Documents.

13. ENTIRE AGREEMENT. This Agreement, the exhibits and schedules attached hereto, and the other Loan Documents constitute the entire agreement and understanding between the parties hereto in respect of the subject matter hereof and supersede any prior or contemporaneous agreement or understanding between the parties, written or oral, which relates to the subject matter hereof, including all correspondence between counsel for the parties and commitment letters.

14. LENDER LIABILITY. The Lender shall not be liable for any loss sustained by any party resulting from any action, omission, or failure to act by the Lender, whether with respect to the exercise or enforcement of the Lender's rights or remedies under the Loan Documents, the Loan, or otherwise, unless such loss is caused by the actual willful misconduct of the Lender conducted in bad faith. Notwithstanding anything to the contrary stated herein, the Lender will not be liable for consequential, incidental, special, indirect or punitive damages, including lost revenues or profits or personal injury or property damage, resulting from any breach of this agreement or any of the other loan documents even if the lender knew or should have known of the possibility thereof.

15. SUCCESSORS AND ASSIGNS. References in this Agreement to the parties hereto will be deemed to include their successors and permitted assigns and this Agreement will be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

17. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER WAIVE ANY RIGHTS EITHER MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS, AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.



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     IN WITNESS WHEREOF, the parties, by persons duly authorized, have executed this Agreement as of the day above first written.

                                      Borrower:

Witness:                              INTERNATIONAL DISPENSING CORPORATION


/s/ Edwin S. Tharp                    By:  /s/ Gary Allanson
-------------------------------          ------------------------------------
Edwin S. Tharp                             Title: President


                                      Lender:

Witness:                              By their Authorized Agent


/s/ Carol Inamdar                     /s/ Gregory Abbott
-------------------------------       ---------------------------------------
Carol Inamdar                         Gregory Abbott















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                                    EXHIBIT A
                                    ---------


Gregory Abbott                  $250,000
George Abbott Marital Trust     $125,000
Juliet Shield                   $ 25,000
Michael Azeez                   $125,000
Simpson Community Trust         $125,000

















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                                    EXHIBIT B
                                    ---------

                                  Disbursement


$150,000 to pay off principal of Abbott Loan.

$10,000 by wire transfer to Duffy & Sweeney, LTD for legal fees and out-of-pocket expenses for the Abbott Loan and this Term Loan

$490,000 to the Borrower

After funding, the Borrower shall promptly deliver to Gregory Abbott payment of the accrued interest for the Abbott Loan.


















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                                    EXHIBIT C
                                    ---------

                                 Use of Proceeds


o To pay the accounts payable under the "must pay now" column of the attached accounts payable aging summary.

o To fund budgeted expenses set forth on the attached Operating Review and Budget dated April 23, 2003 (attached as Exhibit D).
                                              ---------























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